JOINT FILING AGREEMENT

         Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.

         Each of the undersigned acknowledges that he or it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

         Each person whose signature appears below hereby constitutes and appoints WILLIAM A. FORSTER, his true and lawful attorney-in-fact and agent, for him and in name, place and stead, in any and all capacities, to sign any and all filings on Schedule 13D under the Exchange Act, and any amendment thereto, relating to the securities of IMX Pharmaceuticals, Inc. and to file the same with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof in connection with such filings.

         This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated as of this 10th day of January 2000.


                                         East Asia Development Limited

/s/ William A. Forster                   By: /s/ Whitehead
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William A. Forster                                 Authorized Signatory

Tandilly Company Limited                 East Church Limited

By: /s/  Freddie White                   By: /s/  Freddie White
    ------------------------------           ------------------------------
     Authorized Signatory                     Authorized Signatory

Omaha Investments Limited                East Church Limited

By:  /s/ Freddie White                   By:  /s/ Freddie White
    ------------------------------           ------------------------------
          Authorized Signatory                   Authorized Signatory